Exhibit 99.1

The First Bancshares, Inc. Announces Agreement to Acquire FPB Financial Corp.

HATTIESBURG, MS and HAMMOND, LA, November 6, 2018 – The First Bancshares, Inc. (NASDAQ: FBMS) (“First Bancshares” or “the Company”), holding company for The First, A National Banking Association (“The First”), announced today the signing of an Agreement and Plan of Merger (the “Merger Agreement”) with FPB Financial Corp. (OTC:FPBF) (“FPB”), parent company of Florida Parishes Bank, pursuant to which First Bancshares has agreed to acquire FPB.

Under the terms of the Agreement and Plan of Merger, FPB will be merged with and into First Bancshares (the “Merger”). Upon consummation of the Merger, each FPB shareholder will receive 0.83 shares (the “Exchange Ratio”) of First Bancshares’ common stock in exchange for each share of FPB stock (the “Merger Consideration”), provided that the Exchange Ratio is subject to adjustment in accordance with the terms of the Merger Agreement in the event that the average closing price of a share of the Company’s common stock on the NASDAQ Global Select Market over the ten (10) trading days ending five (5) business days immediately prior to the closing date of the Merger is either less than $34.61 or greater than $43.39. The aggregate Merger Consideration is valued at approximately $86.1 million, based on 2,703,943 shares of FPB common stock outstanding, 198,275 in-the-money warrants to purchase shares of FPB common stock, and FBMS’ closing price of $37.14 per share as of November 5, 2018.

At September 30, 2018, FPB had approximately $382.7 million in consolidated assets, $238.5 million in net loans, $317.7 million in deposits and $44.0 million in consolidated stockholders’ equity. FPB serves the Hammond and New Orleans areas in Louisiana through seven full service offices. The transaction will expand The First’s footprint in the Gulf South and the greater New Orleans area. Additional information regarding FPB is available on the website for Florida Parishes Bank: https://www.bankfpb.com.

The Agreement and Plan of Merger has been approved by the Boards of Directors of First Bancshares and FPB. The closing of the transaction, which is expected to occur in the first quarter of 2019, is subject to customary conditions, including regulatory approval and approval by the shareholders of FPB.

Fritz W. Anderson, II, Chairman of the Board and CEO of FPB, commented, "This transaction provides our shareholders with greater liquidity, expanded geographic diversification and the opportunity to build upon the success of The First franchise. In addition to a shared legacy of strong financial performance and community advancement, the strategic synergy and cultural fit between our two banks present exciting opportunities for all of our stakeholders, including the expanded opportunities that will be available to many of the officers and staff of Florida Parishes Bank to continue their Louisiana banking careers with The First. The additional products, resources and scale provided by The First will enhance our ability to better serve our customers in south Louisiana and throughout the Gulf Coast states. Following very careful consideration by our Board of Directors, and after 96 years in business as an independent community bank, we look forward to being part of the First Bancshares team."

Combined Company

Upon completion of the transaction, the combined company, including First Bancshares’ acquisition of FMB Banking Corporation which closed on October 31, 2018, will have approximately $3.4 billion in total assets, $2.8 billion in total deposits and $2.3 billion in total loans. The Company will have 74 locations in Mississippi, Louisiana, Alabama, Florida, and Georgia.

M. Ray “Hoppy” Cole, President & Chief Executive Officer of First Bancshares and The First, commented,

“We are excited to be joining forces with FPB Financial and Florida Parishes Bank. Florida Parishes Bank is an extremely well-run company with a long, rich history centered on client service and community involvement.

Our companies share a common strategic vision of building a high performing, client focused community bank in the Gulf South. This Merger will further that objective by providing increased market share in Hammond and the greater New Orleans area. This partnership will also provide a well-respected team of local community bankers to help support further growth opportunities throughout the region.

We look forward to all we can accomplish together, growing regionally and building value for our shareholders.”

Conference Call

First Bancshares will host a conference call for analysts and investors on November 7, 2018 at 2:00 p.m. CT to discuss the transaction with FPB. The call can be accessed by dialing 1-800-351-4881 (toll free) or 1-317-942-7014 and by identifying the conference ID number 5305522. For those unable to listen to the conference call live, a transcript of the conference call as well as an investor presentation summarizing the transaction, including key operating assumptions, will be available on FBMS's website at https://www.thefirstbank.com/ under investor relations.

Advisors

Hovde Group LLC served as financial advisor to First Bancshares, and Alston & Bird LLP served as its legal advisor. Sandler O’Neill & Partners, L.P. served as financial advisor to FPB, and Silver, Freedman, Taff & Tiernan LLP served as its legal advisor.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

About FPB Financial Corp.

FPB Financial Corp. is the holding company of Florida Parishes Bank, a community bank with seven locations in the Hammond, Louisiana and New Orleans, Louisiana area.

Forward Looking Statement

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on the Company’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the risk of successful integration of FPB’s business into the Company, (5) the failure to obtain the necessary approval by the shareholders of FPB, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability by the Company to obtain required governmental approvals of the Merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (9) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the Merger, (10) the risk that the integration of FPB’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the Merger, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor FPB undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this new release or any related documents, the Company and FPB claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information about the Merger and Where to Find It

In connection with the proposed Merger, the Company will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of FPB and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FPB AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of FPB seeking the required shareholder approvals. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by the Company will also be available free of charge by directing a written request to The First Bancshares, Inc., 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402 Attn: Chandra Kidd. The Company’s telephone number is (601) 268-8998.

Participants in the Transaction

The Company, FPB and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of FPB in connection with the proposed transaction. Information about the directors and executive officers of the Company may be found in the definitive proxy statement of the Company filed with the SEC on April 11, 2018. Information about the directors and executive officers of FPB will be included in the proxy statement/prospectus included in the registration statement on Form S-4 to be filed by the Company. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. The definitive proxy statement can be obtained free of charge from the sources described above.

For additional information, contact:

The First Bancshares, Inc.	FPB Financial Corp.
M. Ray “Hoppy” Cole, Jr. Chief Executive Officer Dee Dee Lowery Chief Financial Officer (601) 268-8998	Fritz W. Anderson, II Chair of the Board Chief Executive Officer (985) 345-1880